BlackRock Preferred and Equity Advantage Trust

FILE #811-21972

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/2/2007	Kimco Realty Corporation	16,000,000	300,000

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated., UBS Securities, Wachovia Capital Markets, LLC, RBC Dain Rauscher Inc., Deutsche Bank Securities Inc., Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated.

11/14/2007	Bank of America	36,000,000	125,000

Banc of America Securities LLC, Incapital LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, RBC Dain Rauscher Inc.

12/6/2007	FNMA	280,000,000	200,000

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC

BlackRock Preferred and Equity Advantage Trust

FILE #811-21972

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/18/2007	WACHOVIA CORPORATION	80,000,000	528,200

Wachovia Cap Markets, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Barclays Capital Inc., Cabrera Capital Markets, LLC, Deutsche Bank Sec Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc, ING Financial Markets LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc., RBC Dain Rauscher Inc., Samuel A. Ramirez & Company, Inc., Sandler O'Neill & Partners, L.P., The Williams Capital Group, L.P., Wells Fargo Sec, LLC

1/18/2008	Citigroup Global Markets Inc.	130,000,000	300,000

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Bank of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., RBC Dain Rauscher Inc., Wells Fargo Securities, LLC

BlackRock Preferred and Equity Advantage Trust

FILE #811-21972

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
4/21/2008	Citigroup Inc.	6,000,000,000	18,250,000

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Barclays Capital Inc, BNP Paribas Securities Corp, Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., RBC Capital Markets Corporation, TD Securities (USA) LLC, Guzman & Co., Jackson Securities, LLC, Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Sandler O’Neil & Partners Group, L.P., The Williams Capital Partners Group, L.P., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

5/20/2008	BANK OF AMERICA CORP	108,000,000	125,000

Banc of America Securities LLC, Incapital LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc.